EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                      Media Inquiries:
Mike Eliason                                                             Gene Rodriguez Miller
(317) 249-4559                                                           (317) 343-5243
mike.eliason@karauctionservices.com                     gene.rodriguez@karauctionservices.com

KAR Auction Services, Inc. Reports Second Quarter 2019 Financial Results
KAR Announces Dividend of $0.19 per Common Share

Carmel, IN, August 6, 2019 — KAR Auction Services, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2019. For the second quarter of 2019, the company reported revenue from continuing operations of $719.1 million as compared with revenue from continuing operations of $623.4 million for the second quarter of 2018, an increase of 15%. Net income from continuing operations for the second quarter of 2019 decreased 27% to $27.4 million, or $0.20 per diluted share, as compared with net income from continuing operations of $37.4 million, or $0.28 per diluted share, in the second quarter of 2018. Adjusted EBITDA from continuing operations for the quarter ended June 30, 2019 decreased 2% to $135.9 million, as compared with Adjusted EBITDA from continuing operations of $139.0 million for the quarter ended June 30, 2018. Operating adjusted net income from continuing operations per diluted share decreased 17% to $0.30 for the quarter ended June 30, 2019, as compared with operating adjusted net income from continuing operations per diluted share of $0.36 for the quarter ended June 30, 2018. KAR incurred operating losses of $16.0 million and $11.3 million for the three months ended June 30, 2019 and 2018, respectively, which were attributable to the rollout of Trade Rev.

For the six months ended June 30, 2019, the company reported revenue from continuing operations of $1,408.7 million as compared with revenue from continuing operations of $1,236.6 million for the six months ended June 30, 2018, an increase of 14%. Net income from continuing operations for the six months ended June 30, 2019 decreased 40% to $42.7 million, or $0.32 per diluted share, as compared with net income from continuing operations of $71.6 million, or $0.53 per diluted share, in the first six months of 2018. Adjusted EBITDA from continuing operations for the six months ended June 30, 2019 decreased 4% to $258.8 million, as compared with Adjusted EBITDA from continuing operations of $268.3 million for the six months ended June 30, 2018. Operating adjusted net income from continuing operations per diluted share decreased 32% to $0.50 for the six months ended June 30, 2019, as compared with operating adjusted net income from continuing operations per diluted share of $0.74 for the six months ended June 30, 2018. KAR incurred operating losses of $32.8 million and $22.4 million for the six months ended June 30, 2019 and 2018, respectively, which were attributed to the rollout of Trade Rev.

“We successfully completed the spin of IAA and are pleased with the early results of the transaction,” said Jim Hallett, chairman and CEO of KAR Auction Services, Inc. “We remain confident in our strategy and capital allocation plan, and are highly focused on leading the digital evolution of our industry, managing cost, and executing on the fundamentals of our business."

2019 Outlook

KAR Auction Services' previously stated outlook remains unchanged.

(in millions, except per share amounts)	Annual Guidance

Net income from continuing operations	$123.0 - $137.0
Income tax expense	$50.0 - $56.0
Interest expense, net of interest income	$192
Depreciation and amortization	$190
EBITDA	$555.0 - $575.0
Adjusted EBITDA addbacks, net	($25.0)
Adjusted EBITDA	$530 - $550
Capital expenditures	$154
Cash taxes	$60
Cash interest on corporate debt	$110
Effective tax rate	29%
Net income from continuing operations per share - diluted	$0.92 - $1.02
Operating adjusted net income per share	$1.24 - $1.34
Weighted average diluted shares	134

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), gains/losses associated with step acquisitions, contingent purchase price adjustments, significant expenses related to litigation and changes in applicable laws and regulations (including significant accounting and tax matters). The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. Prospective quantification of these items is generally not practicable. Forward-looking non-GAAP guidance excludes amortization expense associated with acquired intangible assets, as well as one-time charges, net of taxes. See reconciliations of the company's guidance on pages 8 and 9.

Dividend Announcement
The company announced a cash dividend today of $0.19 per share on the company’s common stock. The dividend is payable on October 3, 2019, to stockholders of record as of the close of business on September 20, 2019.

Potential Refinancing of Credit Facilities
We intend to amend and extend our credit facilities in early September, subject to acceptable market conditions. We are expecting to increase our Term Loan borrowings with the proceeds being used for general corporate purposes including future acquisitions. We expect any proceeds received from the refinancing to increase our cash balances upon closing. We expect to complete the refinancing of our debt prior to September 30, 2019.

Earnings Conference Call Information
KAR Auction Services, Inc. will be hosting an earnings conference call and webcast on Wednesday, August 7, 2019 at 11:00 a.m. EDT (10:00 a.m. CDT). The call will be hosted by KAR Auction Services, Inc.’s Chief Executive Officer and Chairman of the Board, Jim Hallett, and Executive Vice President and Chief Financial Officer, Eric Loughmiller. The conference call may be accessed by calling 1-844-778-4145 and entering participant passcode 2399573, while the live web cast will be available at the investor relations section of www.karauctionservices.com. Supplemental financial information for KAR Auction Services’ second quarter 2019 results is available at the investor relations section of www.karauctionservices.com.

A replay of the call will be available for two weeks via telephone starting approximately 30 minutes after the completion of the call. The replay may be accessed by calling 1-855-859-2056 and entering passcode 2399573. The archive of the web cast will also be available following the call and will be available at the investor relations section of www.karauctionservices.com for a limited time.

About KAR Auction Services
KAR Auction Services (NYSE: KAR) provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. KAR’s unique end-to-end platform supports whole car, salvage, financing, logistics and other ancillary and related services, including the sale of nearly 3.5 million units valued at over $40 billion through our auctions. Our integrated physical, online and mobile marketplaces reduce risk, improve transparency and streamline transactions for customers in more than 70 countries. Headquartered in Carmel, Ind., KAR has approximately 15,000 employees across the United States, Canada, Mexico and Europe. For more information go to www.karauctionservices.com. For the latest KAR news follow us on Twitter @KARSpeaks.

Forward Looking Statements
Certain statements contained in this release include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts may be forward-looking statements. Words such as “should,” “may,” “will,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include those matters disclosed in the Company’s Securities and Exchange Commission filings. The Company does not undertake any obligation to update any forward-looking statements.

KAR Auction Services, Inc.
Condensed Consolidated Statements of Income
(In millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating revenues
ADESA Auction Services	$632.4	$538.3	$1,232.1	$1,066.4
AFC	86.7	85.1	176.6	170.2
Total operating revenues	719.1	623.4	1,408.7	1,236.6

Operating expenses
Cost of services (exclusive of depreciation and amortization)	417.4	330.2	811.3	658.5
Selling, general and administrative	163.2	149.9	338.4	305.4
Depreciation and amortization	47.9	42.1	92.2	88.4
Total operating expenses	628.5	522.2	1,241.9	1,052.3

Operating profit	90.6	101.2	166.8	184.3

Interest expense	55.6	48.4	112.1	89.7
Other income, net	(1.1)	(0.5)	(3.2)	(0.8)

Income from continuing operations before income taxes	36.1	53.3	57.9	95.4

Income taxes	8.7	15.9	15.2	23.8

Income from continuing operations	27.4	37.4	42.7	71.6
Income from discontinued operations, net of income taxes	28.2	55.8	90.7	111.6
Net income	$55.6	$93.2	$133.4	$183.2

Net income per share - basic
Income from continuing operations	$0.21	$0.28	$0.32	$0.53
Income from discontinued operations	0.21	0.41	0.68	0.83
Net income	$0.42	$0.69	$1.00	$1.36

Net income per share - diluted
Income from continuing operations	$0.20	$0.28	$0.32	$0.53
Income from discontinued operations	0.21	0.41	0.68	0.82
Net income	$0.41	$0.69	$1.00	$1.35

Dividends declared per common share	$0.35	$0.35	$0.70	$0.70

KAR Auction Services, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2019	December 31, 2018
Cash and cash equivalents	$233.0	$277.1
Restricted cash	23.7	27.6
Trade receivables, net of allowances	592.8	454.6
Finance receivables, net of allowances	2,055.6	2,000.8
Other current assets	143.8	100.6
Current assets, discontinued operations	—	453.5
Total current assets	3,048.9	3,314.2

Goodwill	1,817.6	1,676.9
Customer relationships, net of accumulated amortization	231.1	227.4
Operating lease right-of-use assets	370.5	—
Intangible and other assets	314.7	303.4
Non-current assets, discontinued operations	—	1,053.3
Property and equipment, net of accumulated depreciation	595.0	631.0
Total assets	$6,377.8	$7,206.2

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$1,152.6	$952.0
Obligations collateralized by finance receivables	1,422.3	1,445.3
Current maturities of debt	93.5	13.1
Current liabilities, discontinued operations	—	214.4
Total current liabilities	2,668.4	2,624.8

Long-term debt	1,390.8	2,654.3
Operating lease liabilities	365.5	—
Other non-current liabilities	200.5	196.9
Non-current liabilities, discontinued operations	—	266.0
Stockholders’ equity	1,752.6	1,464.2
Total liabilities and stockholders’ equity	$6,377.8	$7,206.2

KAR Auction Services, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2019	2018
Operating activities
Net income	$133.4	$183.2
Net income from discontinued operations	(90.7)	(111.6)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	92.2	88.4
Provision for credit losses	18.2	16.4
Deferred income taxes	3.6	1.5
Amortization of debt issuance costs	7.1	5.3
Stock-based compensation	10.3	9.6
Loss on disposal of fixed assets	0.1	—
Other non-cash, net	5.8	(4.0)
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(145.7)	(161.0)
Accounts payable and accrued expenses	127.4	177.9
Net cash provided by operating activities - continuing operations	161.7	205.7
Net cash provided by operating activities - discontinued operations	155.8	166.7
Investing activities
Net increase in finance receivables held for investment	(69.8)	(63.0)
Acquisition of businesses (net of cash acquired)	(120.7)	(23.3)
Purchases of property, equipment and computer software	(78.4)	(51.4)
Net cash used by investing activities - continuing operations	(268.9)	(137.7)
Net cash used by investing activities - discontinued operations	(37.4)	(27.8)
Financing activities
Net increase in book overdrafts	44.1	13.2
Net increase in borrowings from lines of credit	93.5	—
Net (decrease) increase in obligations collateralized by finance receivables	(31.0)	1.0
Payments on long-term debt	(1,291.1)	(3.6)
Payments on capital leases	(6.9)	(7.6)
Payments of contingent consideration and deferred acquisition costs	(0.5)	(7.4)
Issuance of common stock under stock plans	5.4	8.4
Tax withholding payments for vested RSUs	(10.4)	(10.0)
Repurchase and retirement of common stock	—	(50.0)
Dividends paid to stockholders	(139.8)	(94.2)
Cash transferred to IAA	(50.9)	—
Net cash used by financing activities - continuing operations	(1,387.6)	(150.2)
Net cash provided by (used by) financing activities - discontinued operations	1,317.6	(7.3)
Effect of exchange rate changes on cash	10.8	(9.8)
Net (decrease) increase in cash, cash equivalents and restricted cash	(48.0)	39.6
Cash, cash equivalents and restricted cash at beginning of period	304.7	303.5
Cash, cash equivalents and restricted cash at end of period	$256.7	$343.1
Cash paid for interest, net of proceeds from interest rate caps	$98.2	$88.0
Cash paid for taxes, net of refunds - continuing operations	$20.5	$39.3
Cash paid for taxes, net of refunds - discontinued operations	$40.1	$32.4

KAR Auction Services, Inc.
Reconciliation of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share as presented herein are supplemental measures of our performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). They are not measurements of our financial performance under GAAP and should not be considered as substitutes for net income (loss) or any other performance measures derived in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of the company’s results period over period and for the other reasons set forth below.

EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.

Depreciation expense for property and equipment and amortization expense of capitalized internally developed software costs relate to ongoing capital expenditures; however, amortization expense associated with acquired intangible assets, such as customer relationships, software, tradenames and noncompete agreements are not representative of ongoing capital expenditures, but have a continuing effect on our reported results. Non-GAAP financial measures of operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share, in the opinion of the company, provide comparability of the company's performance to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. In addition, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share may include adjustments for certain other charges.

EBITDA, Adjusted EBITDA, operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These measures may not be comparable to similarly titled measures reported by other companies.

The following table reconciles EBITDA and Adjusted EBITDA to net income for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions), (unaudited)	2019	2018	2019	2018

Net income	$55.6	$93.2	$133.4	$183.2
Less: Income from discontinued operations	(28.2)	(55.8)	(90.7)	(111.6)
Net income from continuing operations	27.4	37.4	42.7	71.6
Add back:
Income taxes	8.7	15.9	15.2	23.8
Interest expense, net of interest income	55.0	47.4	110.9	88.4
Depreciation and amortization	47.9	42.1	92.2	88.4
EBITDA	139.0	142.8	261.0	272.2
Non-cash stock-based compensation	4.0	4.4	10.6	10.1
Acquisition related costs	3.7	1.5	7.6	3.7
Securitization interest	(13.8)	(12.7)	(28.6)	(24.1)
Severance	1.1	0.9	4.8	2.4
Foreign currency gains/losses	—	—	(0.6)	—
IAA allocated costs	0.9	1.3	2.3	2.5
Other	1.0	0.8	1.7	1.5
Total addbacks	(3.1)	(3.8)	(2.2)	(3.9)
Adjusted EBITDA	$135.9	$139.0	$258.8	$268.3

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share to net income and net income per share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(in millions, except per share amounts), (unaudited)	2019	2018	2019	2018

Net income	$55.6	$93.2	$133.4	$183.2
Less: income from discontinued operations	(28.2)	(55.8)	(90.7)	(111.6)
Net income from continuing operations	27.4	37.4	42.7	71.6
Acquired amortization expense	14.8	15.4	29.4	35.7
IAA allocated costs	0.9	1.3	2.3	2.5
Acceleration of debt issuance costs	1.8	—	1.8	—
Income taxes (1)	(4.2)	(5.0)	(8.8)	(9.5)
Operating adjusted net income from continuing operations	$40.7	$49.1	$67.4	$100.3

Net income from continuing operations per share - diluted	$0.20	$0.28	$0.32	$0.53
Acquired amortization expense	0.11	0.11	0.22	0.26
IAA allocated costs	0.01	0.01	0.02	0.02
Acceleration of debt issuance costs	0.01	—	0.01	—
Income taxes	(0.03)	(0.04)	(0.07)	(0.07)
Operating adjusted net income from continuing operations per share - diluted	$0.30	$0.36	$0.50	$0.74

Weighted average diluted shares	134.1	135.6	133.9	135.8

(1)	The effective tax rate at the end of each period presented was used to determine the amount of income tax on the adjustments to net income.

The following table reconciles EBITDA and Adjusted EBITDA to net income from continuing operations for the 2019 guidance presented:

	2019 Outlook
(in millions), (unaudited)	Low	High

Net income from continuing operations	$123.0	$137.0
Add back:
Income tax expense	50.0	56.0
Interest expense, net of interest income	192.0	192.0
Depreciation and amortization	190.0	190.0
EBITDA	555.0	575.0
Total addbacks, net	(25.0)	(25.0)
Adjusted EBITDA	$530.0	$550.0

The following table reconciles operating adjusted net income from continuing operations and operating adjusted net income from continuing operations per share to net income from continuing operations and net income from continuing operations per share for the 2019 guidance presented:

	2019 Outlook
(in millions, except per share amounts), (unaudited)	Low	High

Net income from continuing operations	$123.0	$137.0
Acquired amortization expense	60.0	60.0
Income taxes	(17.4)	(17.4)
Operating adjusted net income from continuing operations	$165.6	$179.6

Net income from continuing operations per share – diluted	$0.92	$1.02
Acquired amortization expense	0.45	0.45
Income taxes	(0.13)	(0.13)
Operating adjusted net income from continuing operations per share – diluted	$1.24	$1.34

Weighted average diluted shares	134	134